UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

December 30, 2016

Date of Report (Date of Earliest event reported)

WEST COAST VENTURES GROUP CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54948	99-0377575
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 City Blvd. West, 17th Floor, Orange, CA 92868
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-656-0096

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2016, West Coast Ventures Group Corp., a Nevada corporation (the “Company”) entered into a Definitive Share Exchange Agreement (the “Agreement”) with James M. Nixon (“Nixon”) and Nixon Restaurant Group, Inc., a Florida corporation (“NRG”) pursuant to which the Company will exchange 12,100,000 shares of its Common Stock, $0.001 par value per share, for 60,500,000 shares of NRG Common Stock, $0.0001 par value per share, which represents all of the issued and outstanding capital stock of NRG.  In addition, the Company will issue 500,000 shares of the Company’s preferred stock to Nixon as compensation for completing the transaction.  This preferred stock which shall be designated as Series A Preferred Stock shall have no dividend, liquidation, or conversion rights, but will have voting rights of 100,000 votes per share of Series A Preferred Stock, an aggregate equal to 500,000,000 shares of the Company’s Common Stock.  The closing of transaction described in the Agreement is subject to several conditions precedent as follows: The Company must, among other actions, (i) file its delinquent filings with the Securities and Exchange Commission (the “SEC”) including the Form 10-K Annual Report for the year ended April 30, 2016 and the Form 10-Q Annual Reports for the periods ended July 31, 2016 and October 31, 2016; (ii) effectuate the cancelation of 60,000 shares of the Company’s Common Stock owned by Mayya Khalay; (iii) file a Certificate of Designation of the Series A Preferred Stock with the Nevada Secretary of State; and (iv) effectuate a change of its fiscal year to December 31.  NRG must, among other actions, (v) Deliver to the Company audited consolidated financial statements for the two year periods ended December 31, 2015 and 2014 as well as reviewed consolidated financial statements for the nine month periods ended September 30, 2016 and 2015, each in format and content as required under the Rules of the SEC.  Following closing of the transaction NRG will operate as wholly owned subsidiary of the Company.

The foregoing description of the Definitive Share Exchange Agreement is a summary only and is qualified in its entirety by the full text of the Definitive Share Exchange Agreement which is filed as Exhibit 2.1 hereto, which is incorporated herein by reference.

ITEM  5.01 CHANGE OF CONTROL OF REGISTRANT

On January 7, 2017 and January 10, 2017, respectively, James M. Nixon acquired a total of 15,000,000 restricted shares of the Company’s common stock in two private transactions.  Of the shares acquired, 7,500,000 were purchased from our now former President, Secretary, Chief Financial and Director, Randy Hatch, and 7,500,000 were purchased from our now President, Secretary, Chief Financial Officer and Director, Miroslaw Gorny.  The shares involved in the transactions constitute approximately 99.4% of the Company’s currently issued and outstanding shares of common stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Effective January 7, 2017, Randy Hatch resigned as Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer, and a Director of the Company.  Mr. Hatch’s resignation was not the result of any disagreements with the Company regarding our operations, policies, practices or otherwise.  Concurrently, Miroslaw (Mirek) Gorny, who has been a Director of the Company since April 30, 2015, was appointed by the Board of Directors to the positions of President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer of the Company.

Miroslaw (Mirek) Gorny – President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, and Director

Miroslaw (Mirek) Gorny (53) is a graduate of National University with a BA in Organizational Leadership.  Mr. Gorny has extensive experience in sale and marketing and in consulting with engineering, manufacturing, and financial companies. On April 30, 2015, Mr. Gorny was elected a Director of the Company.  On January 7, 2016 was appointed to the various officer positions named above.  During the 5 years preceding his election as a director, he has been employed as a financial advisor and/or mortgage lender at Amwest Financial, Wells Fargo

Bank and WJ Bradley.  Mr. Gorny has a California Real Estate Broker License and is currently a Broker Associate with ReMax RB in San Diego, California.  Mr. Gorny is also an internationally known Inspirational Speaker and Trainer.  He is President of Academy of Personal & Professional Development, an internationally recognized training company.

The Company believes that Mr. Gorny’s educational background and business and operational experience give him the qualifications and skills to serve in his respective officer positions.

Mr. Gorny has not been involved in a transaction with related persons, promoters, or control persons during the Company’s preceding fiscal year.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

None

Exhibits

Exhibit No.

                                                 Description

2.1

Definitive Share Exchange Agreement by and between West Coast Ventures Group Corp.,

James M. Nixon and Nixon Restaurant Group, Inc. dated December 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2017

WEST COAST VENTURES GROUP CORP.

By: /s/ Miroslaw Gorny

Name: Miroslaw Gorny

Title:   Chief Executive Officer/President